UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Phillips Avenue South Hackensack, New Jersey		07606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (201) 641-6600

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, the Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”) voted to increase the size of the Board from nine to 10 directors and appointed Mr. Daniel D. Khoshaba to fill the newly created seat as a Class A director. Mr. Khoshaba’s term will expire at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). Mr. Khoshaba will receive compensation in accordance with the Board’s standard non-employee director compensation arrangements. As of the date of this filing, Mr. Khoshaba has not been appointed to any committee of the Board. Other than as described below, there is no arrangement or understanding pursuant to which Mr. Khoshaba was selected as a director, and there is no transaction between Mr. Khoshaba (and his immediate family) and the Company that requires disclosure in accordance with Item 404(a) of Regulation S-K.

Mr. Khoshaba, 50, has been the managing member of KSA Capital Management, LLC, a private wealth management firm, since November 2004. Mr. Khoshaba spent the prior 12 years as a financial analyst and Managing Director at Salomon Brothers and later Deutsche Bank where he was a top rated packaging and container analyst. Additionally, prior to working on Wall Street, Mr. Khoshaba founded a cutting tool manufacturing company that serves the automotive, defense and aircraft industry. Mr. Khoshaba is a board member of the DOME Project, a non-for-profit organization that works with inner city children at risk. Mr. Khoshaba has a B.A. from DePaul University of Chicago and an M.B.A. from the University of Chicago.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2010, and effective immediately, the Board approved an amendment to, and the restatement of, the Company’s Fourth Amended and Restated By-Laws. The amendment to the By-Laws provides that the Company will indemnify and advance the expenses of any covered person, to the extent specified in the By-Laws, in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

The foregoing summary is qualified in its entirety by reference to the Company’s Fifth Amended and Restated By-laws, which is attached hereto as Exhibits 3.1 (clean version) and 3.2 (marked to show changes from the Fourth Amended and Restated By-Laws) and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 12, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with KSA Capital Management, LLC (“KSA”), certain of KSA’s affiliates and Mr. Khoshaba (collectively, the “KSA Investors”). Pursuant to the Letter Agreement, the Company agreed to appoint Mr. Khoshaba as a Class A director to fill a newly created seat on the Board.

Pursuant to the Letter Agreement, the members of the KSA Investors have agreed to vote for and publicly support and recommend the Board’s slate of nominees for director at the Company’s 2010 Annual Meeting of Stockholders. In addition, the KSA Investors has agreed to customary standstill provisions through the 2011 Annual Meeting. The standstill provisions provide, among other things, that the KSA Investors will not (a) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company, (b) initiate any shareholder proposals, (c) control or seek to control, or influence or seek to influence, the management, the Board or the policies of the Company, and (d) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral), with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing.

If the Board determines, in its sole discretion, to renominate Mr. Khoshaba for election as a director at the 2011 Annual Meeting, the standstill provisions contained in the Letter Agreement will continue until Mr. Khoshaba is no longer serving on the Board. In addition, if the Board determines to renominate Mr. Khoshaba in connection with the 2011 Annual Meeting, the members of the KSA Investors will vote for and publicly support and recommend the Board’s slate of nominees for director at the 2011 Annual Meeting and at each Annual Meeting of Stockholders held thereafter for so long as Mr. Khoshaba continues to serve on the Board.

In connection with Mr. Khoshaba’s appointment to the Board, the Board has waived the requirement in the Company’s Corporate Governance Guidelines requiring newly appointed directors to be subject to stockholder election at the next Annual Meeting of Stockholders following their appointment.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fifth Amended and Restated By-laws of AEP Industries Inc. (Amended as of February 11, 2010).

3.2	Fifth Amended and Restated By-laws of AEP Industries Inc. (Amended as of February 11, 2010) – marked version.

10.1	Letter Agreement, dated February 12, 2010, among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and each of the other persons set forth on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

By:	/s/ LINDA N. GUERRERA
Name:	Linda N. Guerrera
Title:	Vice President and Controller

Dated: February 16, 2010

Exhibit Index

Exhibit No.	Description
3.1	Fifth Amended and Restated By-laws of AEP Industries Inc. (Amended as of February 11, 2010).

3.2	Fifth Amended and Restated By-laws of AEP Industries Inc. (Amended as of February 11, 2010) – marked version.

10.1	Letter Agreement, dated February 12, 2010, among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and each of the other persons set forth on the signature pages thereto.